Exhibit 10.9

INDENTURE OF LEASE

THIS INDENTURE OF LEASE (the “Lease”) is made as of this 22nd day of April, 2022, by and between MORDO, LLC, a Connecticut limited liability company with a business address of 138 Catullo Drive, Guilford, CT 06473 (the “Landlord”), and PERISHIP GLOBAL LLC, a Delaware limited liability company with a business address of 265 East Main Street, Branford, CT 06405 (the “Tenant”).

W I T N E S S E T H

A.       Landlord is the owner of certain real property known as 265 East Main Street, Branford, Connecticut, consisting of a building containing approximately 5,268 square feet (the “Building”) and the Land on which the Building is located (the “Land”), described on Schedule A attached hereto (collectively, the “Demised Premises”).

B.       Landlord now desires to lease to Tenant, and Tenant now desires to lease from Landlord, the Demised Premises upon, and subject to, the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and of other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.	Demised Premises.

A.       Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and lease from Landlord, the Demised Premises, together with all right, title and interest of Landlord if any, in and to any street, open or proposed and the right and easement, on behalf of Tenant, its employees, agents, invitees and others to whom Tenant may from time to time give such right, for access by vehicle or otherwise to and from the Demised Premises to any such street.

B.       Tenant hereby accepts the Demised Premises in its present, “as-is” condition. Landlord hereby represents and warrants to Tenant that, as of the Commencement Date, (a) the Demised Premises are in material compliance with any and all applicable statutes, ordinances, rules, regulations, building and zoning codes, applicable covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, currently in effect, including, but not limited to, those related to building, electrical, plumbing, fire/life safety, and the Americans with Disabilities Act, and regulations promulgated thereunder and shall further comply with the all title encumbrances, (b) to Landlord’s knowledge there are no material structural defects within the Demised Premises, and (c) the mechanical, plumbing, electrical, and other systems serving the Demised Premises are in working operating order.

2.	Use.

Said Demised Premises shall be used by Tenant and its affiliates solely for the purpose of office space for a business specializing in the transit, management and operational oversight of time and temperature shipments to businesses and consumers, or any other use by Tenant, its parent and guarantor of this Lease, VerifyMe, Inc., or any of its affiliated companies, as may be permitted by law. Tenant shall use the Demised Premises for no purpose other than as stipulated in this Article 2, unless and until Tenant receives written permission from Landlord to use the Demised Premises for such different purpose, which permission shall not be unreasonably withheld, conditioned or delayed by Landlord.

3.	Term.

Subject to the provisions hereof, and in particular Article 12 of this Lease, the term of this Lease shall be deemed to commence on April 22, 2022 (the “Commencement Date”) and shall end on 12 o'clock noon on the fifth (5th) anniversary of the Commencement Date (the “Initial Term”) unless sooner terminated as herein provided. The Initial Term, together with the Renewal Terms set forth in Article 4 of this Lease (if properly exercised by Tenant), are collectively referred to herein as the “Term”. The term “Lease Year” shall mean a twelve (12) month period commencing on the Commencement Date and each anniversary thereof.

4.	Options to Renew.

Provided that Tenant is not then in default under the terms, covenants and conditions contained in this Lease beyond any applicable notice and/or cure period(s), Tenant shall have the option to renew this Lease for up to (2) consecutive additional terms of five (5) years (each a “Renewal Term”), commencing on the date of expiration of the Initial Term or the first Renewal Term, as applicable, provided that at least one hundred eighty (180) days prior to the expiration of the Initial Term or the first Renewal Term, as applicable, Tenant notifies Landlord in writing of its election to exercise such option to renew. Failure to timely deliver such notice shall automatically cause such right to renew, and any subsequent right to renew, to be null and void. If Tenant properly exercises a renewal option, this Lease, as so renewed, shall be subject to and upon all of the terms, provisions, covenants and conditions contained herein, except that (a) Base Rent shall be determined in accordance with Paragraph 5.B. and (b) following the expiration of the second Renewal Term, the Tenant shall have no further renewal rights.

5.	Base Rent.

During the term of this Lease Tenant shall pay base rent (“Base Rent”) in accordance with the following schedule:

A.       Base Rent During Initial Term. During the first Lease Year of the Initial Term, Tenant shall pay Base Rent in an annualized amount of One Hundred Twenty and 00/100 ($120,000.00) Dollars, payable in equal monthly installments of Ten Thousand and 00/100 ($10,000.00) Dollars on the first (1st) day of each and every month commencing on the Commencement Date. Base Rent for each successive Lease Year during the Initial Term shall be increased by three percent (3.0%) over the immediately preceding Lease Year.

On execution hereof, Tenant shall pay to Landlord an amount equal to one (1) monthly installment of Base Rent in the amount of $10,000.00. If the Commencement Date shall be any day other than the first day of a calendar month, the Base Rent for the period between the Commencement Date and the first day of the first full calendar month of the Term shall be pro-rated on a per diem basis and Landlord shall credit any excess amount paid pursuant to this Section 5A toward the payment of the Base Rent for the next succeeding calendar month in which a payment of Base Rent is due.

Except for costs or expenses specifically set out in this Lease as being the obligation of Tenant, this is a “gross lease”. Landlord agrees to pay, without reimbursement from Tenant, prior to delinquency, real estate taxes, insurance and assessments of any kind or nature levied upon the Building or the real estate or both, during the Term, as and when the same become due and payable. Regarding utilities serving the Demised Premises, the parties shall comply with the procedures set out in Section 20 of this Lease and the Tenant shall pay for all such separately metered utilities exclusively serving the Demised Premises.

B.       Base Rent During Renewal Terms.

(i)       If Tenant elects to renew this Lease under Article 4 above, Tenant shall pay Base Rent during the first Lease Year of each Renewal Term in an amount equal to the greater of: (i) the Base Rent in effect in the final Lease Year of the Initial Term or first Renewal Term, as applicable, increased by three percent (3.0%); or (ii) the Fair Market Rental Value, as defined below, as of the commencement of the Renewal Term. Base Rent for each successive Lease Year of the Renewal Term shall be increased by three percent (3.0%) over the immediately preceding Lease Year.

(ii)       Fair Market Rental Value.  For purposes of this Lease “Fair Market Rental Value” means the annual base rent for each year of the relevant period for which, on the terms and conditions of this Lease, a landlord would renew premises similar to the Demised Premises in a building located in Connecticut similar to the Demised Premises. Fair Market Rental Value will not include the cost of improvements or alterations to the Premises which were paid for by Tenant and not reimbursed by Landlord and the new Base Rent shall be due and payable together with all other sums due hereunder, including, without limitation, all Additional Rent.

(iii)       At least one hundred fifty (150) days prior to the expiration of the Initial Term or the Renewal Term, as applicable, Landlord and Tenant shall endeavor to mutually agree upon the Fair Market Rental Value. If the parties do not agree on the Fair Market Rental Value prior to ninety (90) days prior to the expiration of the Initial Term or the Renewal Term, as applicable, as evidenced by an amendment to this Lease executed by Landlord and Tenant, then, no later than seventy-five (75) days prior to the expiration of the Initial Term or the Renewal Term, as applicable, Landlord and Tenant shall deliver to each other Landlord’s or Tenant’s, as the case may be, determination of the Fair Market Rental Value. If the lower of the two determinations is at least ninety (90%) percent of the higher value, then the Fair Market Rental Value will be the average of the two determinations. If the lower of the two determinations is less than ninety (90%) percent of the higher value, then the Fair Market Rental Value will be determined pursuant to 5.B.(iv).

(iv)       If the lower of the two determinations is less than ninety (90%) percent of the higher value, then, within ten (10) days after each party delivers to the other party such party’s determination of the Fair Market Rental Value, Landlord and Tenant shall each appoint one disinterested appraiser having the qualifications set forth herein. Each such appraiser must be a Member of the Appraisal Institute (MAI) and have at least ten (10) years of experience appraising commercial office buildings in Connecticut as a MAI appraiser. If either Landlord or Tenant fails to appoint an appraiser within such ten (10) day period, the appraiser appointed by Landlord or Tenant, as the case may be, shall appoint an appraiser having the qualifications set forth herein. As promptly as possible, but in no event later than thirty (30) days after the appointment of both appraisers, the appraisers shall notify Landlord and Tenant in writing of their determination of the Fair Market Rental Value. If the two appraisers agree as to the Fair Market Rental Value, such determination will be binding upon Landlord and Tenant. If the two appraisers are unable to agree as to the Fair Market Rental Value, but the lower of the two determinations is at least ninety (90%) percent of the higher value, the Fair Market Rental Value will be the average of the determinations of the two appraisers. If the lower of the two determinations is less than least ninety (90%) percent of the higher value, then the two appraisers shall promptly agree upon and appoint a third appraiser having the qualifications set forth herein. The third appraiser shall, within thirty (30) days of appointment, determine which of the two initial appraisers’ determination of Fair Market Rental Value is the closest to the actual Fair Market Rental Value, taking into account the requirements of this Section 5.B., and shall notify Landlord and Tenant thereof. The Fair Market Rental Value selected by the third appraiser will constitute the Fair Market Rental Value for the relevant period and will be binding upon Landlord and Tenant. Upon the determination of the Fair Market Rental Value, Landlord and Tenant shall promptly execute an instrument setting forth the new Base Rent for the Renewal Term, subject to increase thereafter as provided above.

(v)       If Tenant becomes obligated to pay Base Rent for the Renewal Term Period prior to the determination of Fair Market Rental Value pursuant to this Section 5.B., Tenant shall commence paying the Base Rent in an amount equal to the monthly installment of Base Rent for the month immediately prior to the Renewal Term. Within five (5) days of the determination of Fair Market Rental Value, Tenant shall pay to Landlord the difference, if any, between the Base Rent paid by Tenant pursuant to the foregoing sentence and the new Base Rent for such period. Each party shall pay the fees and expenses of the appraiser appointed by such party and one-half of the other expenses of any appraisal proceeding, including, if applicable, the fees and expenses of a third appraiser.

C.       All Base Rent and Additional Rent, as hereinafter defined, shall be paid without any set off, counterclaim or deduction of any kind whatsoever, and without notice or demand (except as permitted by this Lease). If any installment of Base Rent, Additional Rent or any sum required to be paid hereunder shall remain unpaid for ten (10) days after the same is due and payable, then Tenant shall pay a late fee equal to five (5%) percent of the amount not timely paid in addition to the amount then due and payable. In addition, if any installment of Base Rent or Additional Rent or any sum required to be paid hereunder shall remain unpaid for ten (10) days after the same shall have been due and payable, Tenant shall pay interest on the unpaid amount at the rate of six (6%) percent per annum (the “Default Rate”) until the unpaid amount is paid in full.

D.       No payment by Tenant or receipt by Landlord of a lesser amount than the correct Base Rent and/or Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance due or pursue any other remedy in this Lease or at law provided.

E.       All payments required to be paid shall be made payable to the Landlord, 138 Catullo Drive, Guilford, CT 06473, or at such other address as Landlord may designate in writing, without any prior demand for the same, and without deduction, counterclaim or offset (except as permitted by this Lease).

6.	Additional Rent.

Unless otherwise specifically stated in this Lease, any charge payable by Tenant under this Lease other than Base Rent is called “Additional Rent.”  The term “Rent” whenever used in this Lease means Gross Rent, Additional Rent and/or any other charge, fee or monies payable by Tenant under the terms of this Lease.

7.	Quiet Enjoyment and Covenant of Title.

Landlord covenants that it has the full right and power to execute this Lease and to grant the estate demised herein, and that Tenant, upon payment of the rents herein reserved, and performing the terms, conditions, and covenants herein contained, shall, except as otherwise herein provided, peacefully and quietly have, hold, and enjoy the Demised Premises and all rights, easements, appurtenances and privileges belonging or in any way pertaining thereto during the full Term of this Lease without molestation or hindrance of any person whomsoever.

8.	Maintenance of Demised.

A.       Landlord shall keep, maintain and repair in good condition and make all necessary repairs and/or replacements thereto, the exterior of the Building, common areas, and all structural portions and components of the Demised Premises, including, without limitation, the structure of the roof and exterior walls, footings and foundations, exterior doors, fixtures, equipment systems (including, without limitation, mechanical, heating, ventilation and air conditioning, electrical, plumbing, sewage, and fire/life and safety systems), retaining walls, skylights, and any repair, maintenance, replacement or restoration required as a result of the act or neglect of Landlord or its agents, employees or contractors, or resulting from the failure of Landlord to perform in a timely manner its obligations under this Lease except for (i) those repairs which arise out of the fault or negligence of Tenant, its employees, agents, contractors, licensees or invitees, (ii) those repairs for which Tenant is responsible pursuant to any provision of this Lease, (iii) repairs to or replacements of Tenant's personal property. All repairs, maintenance and replacements as aforesaid shall be in compliance with applicable building codes and ordinances. In the event that Landlord does not make any repairs or improvements required of it hereunder within thirty (30) days after written notice to do so by Tenant then Tenant shall be entitled to an abatement of Base Rent for any period during which Landlord’s failure results in Tenant’s inability, in its reasonable determination, to operate its business at the Demised Premises.

B.       Tenant covenants with Landlord to hire said Demised Premises and to pay the Rent therefor as aforesaid, that Tenant will commit no waste, nor suffer the same to be committed thereon, nor injure or misuse the same, nor use the same for any purpose but that hereinbefore authorized, and will deliver up the same at the expiration or sooner termination of Tenant’s tenancy, in as good condition as reasonably proper use thereof will permit, reasonable wear and tear excepted.

C.       With the exception of Landlord’s obligations with respect to maintenance, repairs, and replacements as set forth in Section 8.A of this Lease, Tenant will perform and make all maintenance, repairs and replacements necessary to keep the Demised Premises, including, without limitation, the mechanical systems, generator and sump pumps, in good order and condition, ordinary wear and tear excepted; provided, however, Tenant shall only be liable for the cost of such maintenance, repair or replacement up to a maximum of (i) Five Thousand Dollars ($5,000.00) in respect of any single item of maintenance, repair or replacement or (ii) Twenty-five Thousand Dollars ($25,000.00) in the aggregate during any Lease Year, with Landlord being liable for the costs in excess of such thresholds. Tenant shall maintain, at Tenant’s sole expense, a service contract with respect to the heating, ventilation and air conditioning system. Notwithstanding the foregoing, Tenant shall be solely liable for any damage to the Demised Premises to the extent resulting from the acts or omissions of Tenant or its customers, guests, licensees, employees, agents, and authorized representatives. All repairs, maintenance and replacements as aforesaid shall be in compliance with applicable building codes and ordinances. In the event that Tenant does not make any repairs or improvements required of it hereunder within thirty (30) days after written notice to do so by Landlord, then Landlord may proceed to make such repairs and improvements and shall be entitled, upon submission of a written statement and bill to Tenant itemizing same, to collect the reasonable costs thereof from Tenant as Additional Rent hereunder, together with interest thereon at the Default Rate from the date of expenditure by Landlord until full payment thereof by Tenant.

D.       Tenant shall, at its sole reasonable cost and expense, maintain and keep in good order all landscaping, parking areas and driveways (including striping and patching as needed, and annual maintenance), fences and signs located on the Demised Premises including walkways, sidewalks and parkways adjacent to the Demised Premises which would otherwise be required to be maintained by the Landlord.

E.       Tenant shall at its sole reasonable cost and expense keep the Demised Premises and the driveways, parking areas, walkways and entrances to the Demised Premises free from snow, ice and other debris.

F.       Tenant covenants to operate Tenant’s business in and upon said Demised Premises in accordance with the laws of the United States, the State of Connecticut, and the rules, regulations and ordinances of the Town of Branford, relating to health, nuisance, fire, highways and sidewalks, so far as the same relate to the conduct of Tenant’s business and Tenant further covenants and agrees to comply with all provisions of any fire, public liability, or other insurance policies relating to Landlord’s building upon notice of same to Tenant. The Tenant shall save and hold the Landlord harmless from and against all fines, claims, actions, penalties and costs to the extent incurred because of Tenant’s violation of, or non-compliance with, the terms of this Article 9. In the event of such non-compliance by the Tenant in any particularity, and if the Tenant has not taken any legal steps in good faith to determine if it has failed to comply within sixty (60) days after notice thereof, the Landlord may, but shall not be obliged to, take the necessary steps to correct such non-compliance, including the expenditure of funds, and in such event the Tenant shall reimburse the Landlord on demand for all reasonable such sums expended by the Landlord in correcting such non-compliance. The Tenant shall have the right to protest the enforcement of alleged violation, providing Tenant posts sufficient bond or other security to prevent any fine, interest, penalty, lien or levy being imposed on the Landlord or the Demised Premises and to fully indemnify Landlord with respect to any claims, fines, obligations and fees relating thereto (including reasonable attorney’s fees).

G.       The Tenant further agrees to keep the Demised Premises and all parts hereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter. Any water and wash closets and other plumbing fixtures available for use by the Tenant shall not be used for any purpose other than those for which they were designed or constructed, and no sweepings, rubbish, rags, or other substances shall be deposited therein. The Tenant will bear the expense of all interior painting of the Demised Premises to maintain the Demised Premises in a neat and attractive condition. Tenant, at Tenant’s sole cost, shall be responsible for the provision of maintenance, janitorial and other services made necessary by Tenant’s use of the Demised Premises and required for the proper maintenance of the Demised Premises, in Tenant’s sole discretion.

H.        (i)        Tenant shall not cause or permit (by parties acting on its behalf or under its control) the handling of any Hazardous Substances (as hereinafter defined) on or about the Demised Premises, except in compliance with all applicable Environmental Laws (as hereinafter defined). Tenant shall indemnify, reimburse, defend and hold Landlord harmless from and against any claims or liability to the extent arising out of or connected with Tenant’s failure to comply with the terms of this Section 8H, which terms shall survive the expiration or earlier termination of this Lease.

“Hazardous Substances” shall mean (a) any hazardous materials, hazardous wastes, hazardous substances and toxic substances as those or similar terms are defined under any Environmental Law, and any other hazardous, radioactive, toxic or noxious substance, material, pollutant, contaminant solid, liquid or gaseous waste; (b) any petroleum, asbestos, polychlorinated biphenyls, radon, radioactive materials, and radioactive wastes; and (c) any other substances, materials or wastes that, whether by their nature or use, are or become subject to regulation under any Environmental Laws or with respect to which any Environmental Laws or governmental entity requires or may require Response Action.

“Environmental Laws” shall mean shall mean all U.S. federal, national, state and local laws, statutes, rules, regulations, ordinances, codes, common law, directives, decisions, orders, consent agreements, and any other binding legal requirements (including all amendments thereto) pertaining to environmental matters (which includes air, water vapor, surface water, groundwater, land, soil, natural resources, chemical use, health, safety, sanitation, zoning, land use), Hazardous Substances, and/or the protection of the environment and/or human health, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Safe Water Drinking Act, the Toxic Substance Control Act, the Hazardous Materials Transportation Act, the Occupational Safety and Health Act, the Connecticut Transfer Act, and/or any other applicable Environmental Law and/or the rules and regulations promulgated thereunder.

“Response Action” shall mean any investigation, monitoring, studies, sampling, testing, removal, cleanup, remediation, abatement, restoration, and/or all other response or corrective actions of any kind undertaken with respect to any environmental conditions and/or Hazardous Substance conditions.

(ii)       Landlord represents and warrants to Tenant as follows:

(1) to Landlord’s knowledge, the Demised Premises comply in all material respects with all Environmental Laws.

(2) during Landlord’s period of ownership of the Demised Premises, no Hazardous Substances have been released or are otherwise present, at, on, in, upon, beneath or about the Demised Premises, and/or no activity upon the Demised Premises has produced, and the Demised Premises has not been used for the storage, treatment, generation, processing, handling, production, discharge or disposal of, any or Hazardous Substances in a manner that (i) represents a violation or potential violation of any Environmental Laws, (ii) requires reporting to any governmental authority or other third party, and/or (iii) otherwise serves or could serve as the basis for liability under Environmental Laws and/or requires or could require Response Action;

(3) the Demised Premises does not contain underground tanks of any type, whether empty, filled or partially filled with any substance or materials whatsoever;

(4) Landlord has not received, and is not aware of, any request for information, notice, claim, demand, citation, summons, complaint, order or other written communication alleging that it has or may have liability or obligations under any Environmental Laws with respect to any environmental conditions or Hazardous Substance conditions at or in the vicinity of the Demised Premises;

(5) to Landlord’s knowledge, during Landlord’s period of ownership of the Demised Premises, no event has occurred with respect to the Demised Premises, which with the passage of time or the giving of notice, or both, would constitute a violation of, non-compliance with, and/or liability or potential liability under, any applicable Environmental Law; and

(6) there are no encumbrances, claims, notices, orders or other binding legal requirements or threats thereof relating to any actual or alleged environmental conditions or Hazardous Substance conditions at, on, in, upon, beneath or about the Demised Premises.

(iii)       Landlord expressly acknowledges and agrees that it will reimburse, defend, indemnify and hold harmless Tenant and Tenant’s officers, directors, partners, shareholders, employees, affiliates, agents, representatives, successors and assigns, and any successors to Tenant’s interest in the Demised Premises, their officers, directors, partners, shareholders, employees, affiliates, agents, representatives, successors, and assigns (collectively, the “Tenant’s Parties”) from and against any and all liabilities, claims, damages, penalties, costs, expenditures, losses or charges (including, but not limited to, legal fees) which may now or in the future, be undertaken, suffered, paid, awarded, assessed, or otherwise incurred that arise out of or relate to the Demised Premises arising out of or relating to (1) any environmental conditions and/or or Hazardous Substance conditions at, on, in, upon, beneath or about the Demised Premises (x) existing prior to and/or as of the Commencement Date, including any Hazardous Substances that migrated from the Demised Premises prior to the Commencement Date or that migrate from the Demised Premises as of and/or after the Commencement Date, and/or (y) that are caused or exacerbated by Landlord, its invitees or any other person under Landlord’s control after the Commencement Date; (2) any Response Actions undertaken with respect to any such environmental conditions and/or Hazardous Substance conditions described in foregoing clauses (1)(x) or (1)(y); and/or (3) any violation or potential violation of, and/or liabilities, obligations, responsibilities and/or potential liabilities under, Environmental Laws related to or in connection with (x) any conditions, facts, circumstances or events existing prior to and/or as of the Commencement Date and/or (y) any acts or omissions of Landlord, its invitees or any other person under Landlord’s control after the Commencement Date and/or Landlord’s ownership of the Demised Premises after the Commencement Date. Landlord’s indemnity obligations shall remain operative and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything in this Lease to the contrary, Tenant shall have no obligation to make any repairs, alterations or improvements to the Demised Premises or undertake any Response Action or incur any costs or expenses whatsoever as a result of presence of environmental conditions and/or Hazardous Substance conditions in or about the Demised Premises, other than with respect to environmental conditions and/or or Hazardous Substance conditions caused by Tenant after the Commencement Date. Landlord shall be solely responsible for any changes to the Demised Premises and/or Response Actions relating to environmental conditions and/or or Hazardous Substance conditions unless those conditions were caused by Tenant after the Commencement Date.

I.       Tenant covenants and agrees that the installation of signs, graphics or other advertisements shall be made only upon consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Further, Tenant covenants that any such signs, graphics or other advertisements to which Landlord may consent shall be consistent with the laws and ordinances of the Town of Branford and State of Connecticut. Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to maintain those signs, graphics and/or advertisements that exist at the Demised Premises as of the Commencement Date.

9.	Tenant Improvements.

Tenant hereby further covenants and agrees that Tenant shall not make or erect any structural improvements, alterations, additions or replacements (“Structural Tenant Improvements”), in any manner whatsoever to the Demised Premises without the prior written consent of the Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Tenant covenants and agrees that all permitted Structural Tenant Improvements shall be performed at Tenant’s full cost and expense, shall comply with all applicable governmental regulations, shall be done only by reputable contractors, subcontractors and mechanics and shall be done in a manner which will assure labor harmony at the site. Tenant agrees to provide

Landlord with copies of all plans and specifications for such Structural Tenant Improvements at least ten (10) days in advance of the commencement of any such work. Landlord shall, within five (5) days of receipt of such notice from Tenant, notify Tenant as to whether Landlord consents to such plans and specifications, which consent shall not be unreasonably withheld; but if such consent is withheld, Tenant’s contemplated construction shall not commence. Notwithstanding the aforesaid, Landlord’s consent to Tenant’s plans, specifications, contractors, subcontractors, etc. shall not be construed as Landlord’s consent to Tenant causing work to be done in the Demised Premises in a manner or under conditions which entitle the person doing the work or furnishing the materials to a mechanic’s or materialmen’s lien. If any mechanic’s lien or other lien is filed against the Demised Premises or the Building for work done (or claimed to have been done) for, or materials furnished (or claimed to have been furnished) to Tenant, it shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense, by filing the bond required by law, or by payment or otherwise. If any such mechanic’s or other liens be filed against the Land, the Building or the Demised Premises and Tenant fails to discharge same within thirty (30) days after such filing, then in addition to any other right or remedy of the Landlord, the Landlord may, but without obligation to do so, discharge the same by bonding or by paying the amount claimed to be due. Any amount paid by the Landlord for the satisfaction of any such lien and all reasonable legal and other costs incurred by Landlord in procuring such discharge shall be payable by the Tenant to Landlord as Additional Rent on demand. Tenant covenants and agrees to indemnify Landlord and hold Landlord harmless of and from any and all claims, costs, suits, damages and liability whatsoever arising out of or as a result of any such work done by Tenant or Tenant’s contractors, subcontractors, agents or employees, including reasonable attorney’s fees for the defense thereof Landlord shall not be liable for any failure of any building facilities or services caused by alterations, installations and/or additions by Tenant. In the event Tenant shall not correct same within thirty (30) days after notice thereof, Landlord may make such correction and shall be entitled, upon submission of a written statement and bill to tenant itemizing same, to collect the costs thereof as additional rent hereunder.

Prior to commencing any work pursuant to the provisions of this Lease, Tenant shall additionally furnish to Landlord: (i) copies of all governmental permits and authorizations which may be required in connection with such work; (ii) a certificate evidencing that Tenant (or Tenant’s agents or contractors) has (have) procured workers’ compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, Tenant or the Demised Premises; and (iii) such additional personal injury and property damage insurance as Landlord may reasonably require because of the nature of the work to be done by Tenant.

Tenant shall have the right, without prior written consent of Landlord, to make non-structural alterations, additions or improvements to the interior of the Demised Premises that cost less than Twenty Thousand and 00/100 Dollars ($20,000.00) in any one instance and that do not require a building permit, provided: (i) such alterations, additions and improvements do not materially negatively affect the value of the Demised Premises; and (ii) Tenant shall notify Landlord of any such alterations prior to performing the same.

All Structural Tenant Improvements and Non-Structural Tenant Improvements upon the Demised Premises and any replacements therefor, made by either party, including all paneling, railings, affixed to the realty, except furniture or movable trade fixtures installed at the expense of Tenant, shall become the property of Landlord and shall remain upon, and be surrendered with the Demised Premises as a part thereof at the termination or expiration of this Lease, without compensation to Tenant. In the event that Tenant makes any erections, alterations, additions and improvements to the Demised Premises, whether temporary or permanent in character, that are not required, pursuant to this Section 9, to remain upon and be surrendered with the Demised Premises as a part thereof at the termination or expiration of this Lease, Tenant may remove the same and shall restore said Demised Premises to their condition as at the time of immediately preceding such erections, alterations, additions and improvements had not been made, ordinary wear and tear excepted. Tenant’s personal property, machinery, equipment, and trade fixtures (collectively, “Tenant’s Property”) shall remain the property of Tenant and may be removed by Tenant at any time.

10.	Default.

A.       Each of the following events shall constitute an “Event of Default” under this Lease:

(i)       the failure of Tenant to pay an installment of Base Rent or Additional Rent, or other sum of money which Tenant shall be obligated to pay under the provisions of this Lease, within ten (10) days following the date such payment is due;

(ii)       the failure of Tenant to perform or observe any of the other terms, covenants, conditions or agreements of this Lease, if such failure continues for thirty (30) days after delivery by Landlord of written notice to Tenant of such failures (provided, however, that in the case of any such default which cannot be cured by the payment of money and cannot with diligence be cured within said thirty (30) day period, if Tenant shall commence promptly to cure the same and thereafter prosecutes the curing thereof with diligence and provides Landlord with written evidence thereof, the term within which such default may be cured shall be extended for such period as is necessary to complete the curing thereof with diligence);

(iii)       the levy of any execution or attachment against Tenant or any of Tenant's property pursuant to which the Demised Premises may be taken or occupied by someone other than Tenant, which is not discharged within thirty (30) days;

(iv)       subject to Section 10B, if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make any assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property and, provided further, that within sixty (60) days after the commencement of any such proceeding against Tenant, such proceeding shall not have been dismissed or stayed, or if, within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's Property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied; or

(v)       if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term, would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant except as is expressly permitted under Article 24 or

(vi)       if Tenant shall permanently abandon the Demised Premises.

B.       In the event Tenant becomes a debtor in a case pending under the Bankruptcy Code (11 U.S.C. Section 101 et. seq.), Landlord's right to terminate this Lease shall be subject to the right of the trustee in bankruptcy, or debtor in possession, as the case may be, to assume or assign this Lease. To the extent permitted or allowed by law, the trustee or debtor shall not have the right to assume or assign this Lease, until the trustee or debtor (a) promptly cures all defaults under this lease, (b) promptly compensates Landlord for monetary damages incurred as a result of such default, and (c) provides “adequate assurance of future performance”, which shall mean, in addition to any other requirements of 11 U.S.C Section 365(b)(3), that all of the following have been satisfied: (i) in addition to rent payable under this Lease, the trustee or debtor shall establish with Landlord a security deposit equal to three (3) months of Base Rent and Additional Rent; (ii) maintain said security deposit in said amount whenever it is drawn upon by Landlord; (iii) the trustee or debtor must agree that Tenant's business shall be conducted in a first class manner; and (iv) the use of the Premises shall not change. If all the foregoing are not satisfied, Tenant shall be deemed not to have provided Landlord with adequate assurance of future performance of this Lease.

11.	Remedies of Landlord.

A.       If at any time during the term of this Lease, one or more Events of Default shall have occurred and shall not have been remedied, then, and in any such case, Landlord, at Landlord’s option, may elect to:

(i)       terminate this Lease at any time by giving notice of termination to Tenant, and the Term hereof shall expire upon the date prescribed in such notice as fully and completely as if said date were the date herein originally fixed as the Expiration Date, and Tenant shall thereupon quit and peacefully surrender the Demised Premises to Landlord without payment therefor by Landlord, and Landlord shall be entitled to re-enter the Demised Premises, and remove all persons and property therefrom, either by summary proceedings or by any permissible action or proceeding at law; or

(ii)       enforce this Lease in accordance with its terms.

B.       In the event of the termination of this Lease, or of reentry by summary proceedings, ejectment or by any permissible action or proceeding at law, or by agreement, by reason of an Event of Default, Tenant shall pay Landlord as damages sums equal to the aggregate of the Base Rent and the Additional Rent, together with any other charges which would have been payable by Tenant had this Lease not terminated or had Landlord not so reentered the Demised Premises, following such termination or such reentry and until the conclusion of the Term; provided, however, that if Landlord shall re-let the Demised Premises or any portion or portions thereof during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the expenses incurred or paid by Landlord in terminating this Lease or in reentering the Demised Premises, including reasonable attorneys' fees, and in securing possession thereof, as well as the reasonable expenses of re-letting, including, without limitation, altering and preparing the Demised Premises or any portion or portions thereof for new tenants, brokers' commissions and advertising expenses; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be re-let in combination with other space, then proper apportionment shall be made of the rent received from such re-letting and of the expenses of re-letting, and Landlord shall have the right to grant reasonable rent concessions to attract one or more new tenants and to permit the term of any new lease covering part or all of the Demised Premises to be for a shorter or longer period than provided for herein; or

C.       Landlord shall in no event be responsible or liable for any failure to re-let the Demised Premises or any part thereof or for failure to collect any rent due upon any such re-letting.

D.       Landlord, in putting the Demised Premises in good order or preparing the same for re-rental may, at Landlord's option, make, and Tenant shall be liable for such alterations, repairs, replacements, and decorations in the Demised Premises as Landlord, in Landlord's reasonable judgment, considers advisable and as reasonably necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements, and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.

E.       Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in this Article 11 shall be deemed paid as compensation for the use and occupation of the Demised Premises, and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under this Article 11.

F.       Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Notwithstanding the foregoing, Tenant shall never have any liability or responsibility whatsoever for any indirect or consequential damages (except to the extent, if any, that such damages are required to be paid by Landlord to a third party).

G.       In the event of any breach or breach threatened in writing by Tenant or any persons claiming through or under Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or breach threatened in writing and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease

H.       Notwithstanding any provision set forth in this Lease to the contrary, Tenant shall never have any liability or responsibility whatsoever for any indirect or consequential damages (except to the extent, if any, that such damages are required to be paid by Landlord to a third party).

I.       Tenant hereby waives for itself and all those claiming under it any and all right to redeem the Demised Premises after termination of this Lease in accordance with this Article 11.

12.	Surrender; Holding Over.

A.       On the last day of the Term, or upon any earlier termination of this Lease in accordance with the terms hereof, Tenant shall, at its own expense, quit and surrender the Demised Premises to Landlord broom clean, in good order, condition and repair except for ordinary wear, tear and damage by fire or other insured casualty, together with all improvements which have been made upon the Demised Premises (except as otherwise provided for in this Lease), Tenant shall remove from the Demised Premises and the Property all of Tenant's Property and shall deliver all keys and pass cards to Landlord.

B.       If the Demised Premises are not surrendered at the expiration of the Term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Demised Premises, including any claims made by any succeeding tenant founded on such delay and reasonable attorneys’ fees incurred in connection therewith.

C.       After the expiration of the Term, or any extension thereof, if Tenant shall continue in possession thereafter, such possession shall be on a month-to-month basis upon the same terms of this Lease, but at one hundred fifty percent (150%) of the Base Rent payable during the last month of the expired Term until terminated at the end of the month by either party upon thirty (30) days advance written notice to the other party. Nothing contained herein shall be construed as a consent by the Landlord to a holdover by Tenant or as a waiver of any remedy available to Landlord at law or in equity.

D.       Tenant's obligations under this Article 12 shall survive the Expiration Date or sooner termination of this Lease.

13.	Damage or Destruction of Demised Premises.

A.       If the Demised Premises are partially damaged by fire or any other cause during the Term hereof, said Demised Premises shall be repaired by Landlord within one hundred eighty (180) days after the happening of such damage and an abatement in Rent shall be made to Tenant during the time the Demised Premises cannot be used by Tenant, in Tenant’s commercially reasonable determination, after the occurrence of such damage; otherwise such Rent shall remain due and owing as herein provided notwithstanding such damage. Landlord shall be entitled to receive the proceeds of all insurance maintained by Landlord or Tenant on the Demised Premises. For the purposes of this Article, partially damaged shall mean damage which renders twenty-five (25%) percent or less of the Demised Premises untenable.

B.       Subject to the provisions of subparagraph C of this Article 14, in the event of the total destruction of the Demised Premises by fire or other causes, this Lease, at the option of Landlord, shall cease and come to an end, in which event Tenant shall be liable for Rent only up to the time of such total destruction, Landlord being entitled to receive the proceeds of any insurance covering the Demised Premises and thereafter there shall be no liability on the part of Landlord for such termination.

C.       If the Demised Premises are damaged by fire or other causes and (i) more than twenty-five (25%) percent thereof is rendered untenable, or (ii) such damage occurs during the last twelve (12) months of the Initial Term and Tenant has not exercised its right to extend the Term of this Lease for the Renewal Term, Tenant shall immediately notify Landlord of such damage and Landlord shall have the option whether such damage shall be repaired or rebuilt. In the event that Landlord shall decide not to repair or rebuild, this Lease shall then and thereupon cease and come to an end. In such event, Landlord shall be entitled to the proceeds of all insurance covering the Demised Premises and Tenant shall be liable for Rent only up to the time of such damage, and thereafter there shall be no further liability on the part of the parties hereto by reason of such termination. Tenant shall promptly surrender possession of the Demised Premises. If Landlord decides to restore the Demised Premises, then, said Demised Premises shall be repaired by Landlord within one hundred eighty (180) days after the happening of such damage and an abatement in Rent shall be made to Tenant during the time the Demised Premises cannot be used by Tenant after the occurrence of such damage; otherwise such Rent shall remain due and owing as herein provided notwithstanding such damage.

D.       If Landlord shall determine that the Demised Premises shall be repaired and rebuilt following a fire or other casualty, Landlord shall give Tenant notice thereof within sixty (60) days after receiving notice of such damage, and the Demised Premises, exclusive of Tenant’s Improvements, shall be repaired by Landlord within one hundred eighty (180) days of the happening of such damage. If Landlord shall fail to substantially complete and repair within one hundred eighty (180) days, the Tenant shall have the option to cancel this Lease by providing written notice to Landlord and all obligations of the parties shall thereupon cease and terminate. Tenant shall subrogate, to the extent of the value of the loss resulting to the Demised Premises from such damage, to Landlord’s right of recovery from any insurance carrier with respect to such loss. If such loss is covered by Tenant’s insurance policy or policies, Landlord shall receive, by assignment or otherwise, all proceeds of such insurance. Tenant recognizes that there may be from time to time a mortgage or mortgages covering the Demised Premises and the foregoing options with respect to repairing and rebuilding are all subject to any mortgage or any current or future mortgagee agreeing to allow the Demised Premises to be repaired and/or rebuilt under the terms of any such mortgage.

14.	Subordination.

The Tenant covenants and agrees that this Lease and the Tenant’s interest are subject to and are hereby subordinated to the lien of all present and future mortgages and deeds of trust or any method of financing or refinancing affecting the Demised Premises, or existing and future encumbrances against the Property, provided that any such mortgagee provides Tenant with an agreement reasonably satisfactory to Tenant (“Non-Disturbance Agreement”), setting forth that so long as Tenant is not in default hereunder, this Lease and all of Tenant’s rights hereunder shall remain in full force and effect and Tenant’s right to possession shall be upheld. Within thirty (30) days of the Effective Date of this Lease, Landlord shall deliver to Tenant Non-Disturbance Agreements from all current mortgagees of the Demised Premises in form and substance reasonably acceptable to Tenant. If Landlord fails to deliver such Non-Disturbance Agreements to Tenant within thirty (30) days after the full execution of this Lease, Tenant will have the right at any time thereafter, until same is received, to terminate this Lease by notice to Landlord. In addition, Tenant agrees to execute, within twenty (20) days of Landlord’s written request for the same and at no expense to the Landlord, an agreement in the form and substance of reasonably acceptable to Tenant and such Mortgagee subordinating Tenant’s rights to the lien of any Mortgage provided that such Mortgagee executes and delivers to Tenant a non-disturbance agreement.

15.	Insurance.

A.       At all times during the Term the Tenant shall, at its own cost and expense, keep in force:

(1)       comprehensive general public liability insurance, which shall include coverage of the Tenant’s contractual liability obligation set forth in Article 16, against claims for personal injury, death or property damage occurring on, in or about the Premises, primary coverage to be a minimum combined single limit amount of not less than $3,000,000; and

(2)       Excess Liability insurance in umbrella form with limits of not less than $5,000,000 combined single limit bodily injury and property damage liability, per occurrence; and

(3)       insurance coverage (including Employers’ Liability and Worker’s Compensation insurance) to the extent required by the laws of the State of Connecticut; and

(4)       rent loss insurance for the benefit of the Landlord as loss payee covering loss of rental income under this Lease for a period of twelve (12) months; and

(5)       such additional, or different, insurance policies, or insurance coverages, as Landlord or the holder of any mortgage on the Premises (“Mortgagee”) may reasonably require, if available at commercially reasonable rates and customary in commercial leases for this type of property; and

(6)       covering Tenant’s personal property, fixtures and equipment, insurance coverage against loss, damage, or destruction by fire and such other risks as may be included in the standard form “All Risks of Physical Loss”.

B.       Every policy of insurance required of Tenant under this Lease and each certificate therefor issued by the insurer shall: (i) be issued by insurance companies with general policy holder’s rating of not less than A and a financial rating of not less than A- VII as rated in the most current available “Best’s” Insurance reports, and qualified to do business in the State of Connecticut; (ii) name Landlord (as well as such additional parties reasonably identified by Landlord) as an additional insured (with the exception of any Employers’ Liability and Worker’s Compensation insurance), and copies of these policies of insurance or insurance certificates shall be delivered to Landlord prior to the commencement of the Initial Term and thereafter within thirty (30) days before the expiration of the term of each policy. The policies shall further (x) provide that the insurance shall not be invalidated by any act or omission of the Tenant, the Landlord or a Mortgagee, or any other person or entity having an interest in the Demised Premises, or any portion thereof, or by occupancy or use of the Demised Premises, or any portion thereof, for the purposes more hazardous than permitted by such policy, or by any foreclosure or other proceedings or notices thereof relating to the Demised Premises, or by any change in title or ownership of the Demised Premises, or any portion thereof and (y) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Demised Premises ,or any portion thereof, against the perils involved, whether collectible or not. All public liability policies shall contain a provision that Landlord shall be entitled to recovery under those policies for any loss occasioned to Landlord by reason of the negligence of Tenant. The policies shall contain an endorsement that such insurance may not be canceled, non-renewed or amended except upon thirty (30) days prior written notice from the insurance company to Landlord, sent by certified or registered mail. As often as any such policies shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing. The minimum limits of any insurance coverage to be maintained by Tenant under this Lease shall not limit Tenant’s liability under Article 16. If Tenant fails to maintain such insurance, Landlord may do so on Tenant’s behalf, and Tenant shall reimburse Landlord for such amounts immediately upon demand.

C.       In accordance with Section 5.A. of this Lease, Landlord shall pay for, without reimbursement from Tenant, and shall maintain in full force and effect at all times a standard policy or policies insuring against “all risk” perils (also known as “special perils”) covering the Building and other improvements owned by Landlord in an amount equal to the full replacement cost of the Building. Such insurance shall include (i) a standard form of lender’s loss payable endorsement, issued to the holder or holders of a mortgage or deed of trust secured in whole or in part by the buildings and the other property on which the insured improvements are located; and (ii) coverage for flood and in Landlord’s reasonable business judgment coverage for earthquakes.

16.	Indemnification.

Tenant covenants and agrees that Tenant will have sole liability for any claims, demands, penalties or liabilities that may arise out of Tenant’s occupation, business, use or enjoyment of the Demised Premises and will release, discharge, reimburse and indemnify Landlord and hold Landlord harmless from and against all such claims, demands, penalties and liabilities for any damage or injury to persons, firms, corporations or property suffered, sustained, or incurred to the extent the same are as a result of or in connection with or arising out of any act or omission of Tenant or its agents, employees, contractors, licensees and business invitees, in connection with the occupation, use, or enjoyment of the Demised Premises by the Tenant, including the cost of defending against such claims or demands. Tenant shall indemnify, defend, reimburse, and hold Landlord harmless from and against any and all suits, claims and damages, of every kind and nature, including reasonable attorneys’ fees and costs, by or on behalf of any person, firm, association or corporation to the extent arising out of or based upon any accident, injury or damage, however occurring, which shall or may happen during the Term, on or about the Demised Premises, and from and against any matter or thing growing out of the condition, maintenance, repair, alteration, use, occupation or operation of the Demised Premises, except to the extent caused by or resulting from the negligence, willful misconduct, omission of or breach of this Lease by Landlord, its employees, agents, contractors, subcontractors or licensees. In case of any action or proceeding on any such claim or demand being brought against the Landlord, the Tenant, upon notice from the Landlord, covenants to resist and defend such action or proceeding. Landlord may also resist and defend such action in the event Tenant refuses to do so, and in such event, the Tenant shall reimburse the Landlord for all reasonable costs which the Landlord may incur in so doing

Landlord shall indemnify, protect, defend, and hold Tenant and its respective successors and assigns and its respective shareholders, members, partners, officers, directors, employees, agents, representatives, contractors and subcontractors (collectively, the “Tenant Indemnitees”) harmless from and against any and all claims, actions, demands, proceedings, losses, damages, costs of any kind or character (including reasonable attorneys’ fees and court costs), expenses, liabilities, judgments, fines, penalties, or interest, to the extent arising from or out of Landlord’s negligence or willful misconduct in connection with Landlord’s ownership, use or operation of the Building, Demised Premises, or Land, or (b) any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, to the extent the same are not covered by insurance carried or required to be carried by Tenant under this Lease, and except to the extent the same are attributable to a breach of this Lease, negligence, or willful misconduct or omission of the Tenant Indemnitees.

The parties’ respective indemnification obligations set forth in this Article 16 shall survive the expiration or earlier termination of this Lease

17.	Landlord May Pay Tenant’s Obligations.

In the event that the Tenant does not make any payment required of it hereunder when due for the expenses and obligations, or for any taxes it is required to pay, or for any insurance premiums or payments it is required to pay, or for any item or payment or expense required of Tenant under this Lease, the Landlord, after mailing notice to Tenant and failure by Tenant to make any of such payments within ten (10) days of receipt of such mailing, may in the case of payments to be made to someone other than the Landlord elect to make such payment or payments on the Tenant’s behalf, but shall not be obliged to do so. In the event that the Landlord shall make such payment or in the event that the Tenant fails to make within ten (10) days of receipt of such mailing a payment owed to the Landlord, Tenant shall reimburse Landlord therefor on demand, together with interest from the date of expenditure at the Default Rate, which interest shall accrue until such amount has been repaid to the Landlord, whether before or after demand, and whether or not any judgment is rendered thereon.

18.	Landlord’s Representations.

Landlord hereby represents, warrants and covenants, as of the Commencement Date and throughout the Term, that:

       (a)       Landlord is not a party to any agreement or litigation which could adversely affect the ability of Landlord to perform its obligations under this Lease or which would constitute a default on the part of Landlord under this Lease, or otherwise adversely affect Tenant’s rights or entitlements under this Lease;

       (b)       The Demised Premises are zoned to permit the use permitted under Section 2 of this Lease (provided that the parties acknowledge and agree that if at any time during the Term, the zoning use applicable to the Demised Premises should be changed in such a manner as to require Tenant to cease operating at the Premises or to preclude the use and operation of Tenant’s business at the Demised Premises, then Tenant may, in addition to all other rights and remedies, terminate this Lease by giving Landlord thirty (30) days written notice thereof);

       (c)       Landlord is the sole fee simple owner of the Demised Premises and has good and marketable title thereto;

       (d)       Landlord has no information or knowledge of any change contemplated in any applicable statutes, laws, ordinances, rules and regulations, moratoriums, road widening, or any action by adjacent landowners; and

       (e)       There is actual and legal access to the Demised Premises by public rights of way, streets and roads located adjacent to the Demised Premises and Landlord has no knowledge of any threatened or actual condemnation proceedings affecting such access (provided that the parties acknowledge and agree that if access to the Demised Premises or the parcel upon which the Demised Premises is situated is eliminated or materially altered in such manner that access to or from the Demised Premises is materially diminished, then, in any such event, Tenant shall have the option to terminate this Lease at any time after the date of any such occurrence by giving written notice of such election to terminate to Landlord; provided, however, that the termination shall not be effective if, prior to such date of termination, Landlord shall cause the loss of access giving rise to Tenant’s right of termination to be adequately and permanently remedied to the reasonable satisfaction of Tenant).

19.	Attorney’s Fees.

If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon shall be entitled to its reasonable attorneys’ fees and costs to be paid by the losing party as fixed by the court in the same or separate suit. Additionally, in the event that any party is obligated to pay attorneys’ fees pursuant to any provision of this Lease, any such obligation shall be deemed to mean “reasonable attorneys’ fees.”

20.	Eminent Domain.

A.       In the event that the Building, or any part of the Demised Premises, shall during the Term be taken by condemnation or eminent domain for any public or quasi-public use or purpose, (or transferred under threat of any such action) then and in such event all sums that may be awarded for compensation for said taking shall be the sole property of Landlord, and if more than twenty percent (20%) of the Demised Premises shall be taken, this Lease shall, at the option of either party (to be exercised by such party providing written notice to the other party within ten (10) days after notice of such taking is delivered to such party), thereby cease and end by limitation, from the date of the vesting of said Demised Premises in the proper authorities exercising the right of eminent domain. In the event that neither Landlord nor Tenant elects to terminate this Lease upon any such taking, then to the extent that a portion of the Demised Premises is so taken, the Rent payable hereunder shall be reduced in the proportion that the area (which is part of the Demised Premises) so taken bears to the entire area of the Demised Premises, and Landlord shall repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority.

B.       Nothing herein shall in any way prevent Tenant from making and collecting a claim against the condemning authority for payment of loss of or damage to Tenant’s Property, moving expenses and/or severance expenses, loss of business, or any other compensation or reimbursement which Tenant may be entitled to receive by law directly from the condemning authority as of the date of condemnation (including loss of business), provided that any such claim shall not be deductible from any award otherwise payable to Landlord.

21.	Services and Utilities.

All applications and connections for utility services on the Demised Premises shall be made in the Tenant’s name only. The Tenant shall pay for all utilities and services used or required on the Demised Premises, including, without limitation, security deposits, connection charges and all costs and charges for sewer, gas, electricity, water, telephone, cable television and shall pay or cause to be paid all personal property taxes and all operating taxes relating to the operation of the business of Tenant on the Demised Premises. The Landlord shall not be liable for any interruption or delay in any of the above services for any reason, or for losses therefrom unless same results from the negligent or willful act or omission of the Landlord.

22.       Inspection by Landlord. Landlord and Landlord’s agents, employees, contractors, prospective purchasers and prospective tenants shall have the right, upon not less than twenty-four (24) hours’ advance notice to Tenant, to enter upon the Demised Premises during regular business hours (and in emergencies at all times without prior notice), to examine or inspect and to exhibit same to prospective purchasers or to prospective lessees, provided, however, that such entrance by Landlord shall not unreasonably interfere with Tenant’s use and operation of the Demised Premises. If Tenant or a representative of Tenant shall not be personally present to open and permit an entry into said Demised Premises when due to emergency circumstances, Landlord or Landlord’s agents may forcibly enter the same without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Demised Premises or any part thereof. Tenant shall permit Landlord, at any time prior to the expiration of the Lease to place upon the Premises any “FOR RENT” or “FOR SALE” signs and permit persons desiring to lease or purchase the Demised Premises to enter the same for the purpose of inspecting the Demised Premises.

23.	Risk of Loss to Property.

A.       The Tenant covenants and agrees that the Landlord shall not be responsible for the loss or damage to property, or injuries to persons, occurring in or about the Demised Premises, by reason of any existing or future condition, defect or matter, in or about the Demised Premises, or for the acts, omissions or negligence of persons in and about the Demised Premises except to the extent arising out of or relating to any act or omission of Landlord or Landlord’s failure to comply with its obligations under this Lease.

B.       It is expressly understood and agreed that Landlord and its agents shall not be responsible or liable for any loss or damage to any property of Tenant or of others by theft Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the building or from the pipes, appliances or plumbing works or from the roof, street, or subsurface or from any other place or by dampness or by any other cause of whatsoever nature (except to the extent arising out of or relating to any act or omission of Landlord or Landlord’s failure to comply with its obligations under this Lease), nor shall Landlord be liable for any latent defect in the Demised Premises or in the building.

24.	Estoppel Certificate.

Each party, upon request of the other, shall execute and deliver a written declaration in recordable form: (1) ratifying this Lease; (2) expressing the Commencement and Termination dates thereto; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented, or amended (except by such writings as shall be stated); (4) that, as of the date of such declaration, there are no defenses or offsets against the enforcement of this Lease, or stating those claimed; (5) the amount of advance rental, if any (or none if such is the case) paid by Tenant; and (6) the date to which Rent has been paid. Such declaration shall be executed and delivered from time to time within twenty (20) days and after written request. Landlord’s mortgage lenders and/or purchasers shall be entitled to rely upon same.

25.	Assignment; Attornment.

A.       Except as set forth in this Section 24, Tenant shall neither assign this Lease in whole or in part, nor sublet all or any part of the Demised Premises without the prior written consent of the Landlord, which shall not be unreasonably withheld or unduly delayed. Notwithstanding anything contained in this Section 24 to the contrary, Tenant, upon prior written notice to Landlord but without Landlord’s prior written consent, may assign, sublease, or transfer this Lease: (a) to a corporation or other business entity into or with which Tenant shall be merged or consolidated, or to which substantially all of the assets of Tenant may be transferred or sold; or (b) to a corporation or other business entity that shall control, be controlled by or be under common control with Tenant (assignment, transfer or sublease pursuant to (a) or (b) shall each be a “Permitted Transfer”). With the exception of Permitted Transfers, any assignment or sublease of all or any part of the Demised Premises without the written consent of the Landlord, where required, shall be null and void at Landlord’s option, and shall be an Event of Default under this Lease entitling Landlord to all rights and remedies provided by law and by this Lease, including, at Landlord’s option, the right to terminate this Lease and receive immediate possession of the Demised Premises.

B.       With the exception of a Permitted Transfer, if Tenant desires to assign or sublet all or any portion of the Demised Premises, Tenant agrees to notify the Landlord of its desire to assign this Lease or sublet the Demised Premises. Upon obtaining a proposed assignee or sublessee, upon terms satisfactory to Tenant, Tenant shall submit to Landlord in writing (1) the name of the proposed assignee or subtenant; (2) the terms and conditions of the proposed assignment or subletting, including the rent to be paid; (3) the nature and character of the proposed business of the proposed assignee or subtenant; (4) financial statements, business references, credit reports, and such other information as may be reasonably required to verify the financial condition and creditworthiness of the proposed assignee or subtenant and its proposed business as Landlord may request; and (5) any other information reasonably requested by Landlord.

C.       If Landlord consents to a proposed subletting or assignment, Tenant agrees to obtain from the subtenant or assignee an assignment and assumption agreement pursuant to which such assignee or subtenant shall assume all obligations and liabilities of Tenant under this Lease. No assignment of this Lease or subleasing of the Demised Premises shall relieve Tenant or any guarantor of any of its obligations under this Lease. The consent by Landlord to any assignment or subletting shall not in any manner be construed to relieve Tenant from obtaining Landlord’s express written consent to any other or further assignment or subletting.

D.       Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, additional rent and adjustments to rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term of this Lease. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent prior thereto.

E.       Tenant agrees that in the event of a sale, transfer (including, without limitation, a deed in lieu of foreclosure), or assignment of Landlord’s interest in the Demised Premises or any part thereof, or in the event any proceedings are brought for the foreclosure of or for the exercise of any power of sale under any mortgage or deed of trust now or hereafter placed upon or affecting the Demised Premises, to attorn to and to recognize such transferee, purchaser or mortgagee as Landlord under this Lease, and no such transfer shall be deemed to operate under any circumstances as a constructive eviction of Tenant, provided that such transferee, purchaser or mortgagee shall agree not to disturb the possession or right to possession of Tenant and to recognize the Tenant’s rights and privileges set forth in this Lease. The foregoing provisions of this Article 24 shall be self-operative and no further instrument shall be required to give effect to said provisions. Tenant agrees, however, at the request of the party to whom it has attorned, to execute, acknowledge and deliver without charge, from time to time, instruments acknowledging such attornment.

26.	Validity and Enforcement.

This Lease and all Exhibits, Attachments and Addenda hereto, if any, constitute the entire agreement between the parties hereto with respect to the transactions contemplated herein and the Lease shall not be modified in any way except by written instrument signed by Landlord and Tenant. Any prior conversations or writings are merged herein and extinguished. Submission of this Lease for examination does not constitute an option for the Demised Premises and this document becomes effective as a lease only upon execution and delivery thereof by both parties. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the other party’s obligations under this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such elections.

The acceptance by Landlord of a check for a lesser amount than the rent due hereunder shall not be deemed to be other than a payment on account nor shall any endorsement or statement thereon, or upon any letter accompanying such check or payment, that such lesser amount is payment in full or to be deemed an accord and satisfaction, shall be given no effect, and Landlord may accept such check without prejudice to Landlord’s right to recover the balance due and or to pursue any other rights or remedies which Landlord may have against Tenant.

27.	Prejudgment Remedy, Redemption, Counterclaim and Jury Trial.

The Tenant and any guarantor of this Lease, for themselves and for all persons claiming through or under them, hereby acknowledges that this Lease constitutes a commercial transaction as such term is used and defined in Section 52-278(a) of the Connecticut General Statutes, or its successor provisions if amended (the “Act”). Tenant waives any and all rights which are or may be conferred by any present law to redeem the Demised Premises, or to any new trial in any action of ejectment under any provision of law, after re-entry thereupon, or upon any part thereof; by the Landlord, or after any warrant to dispossess or judgment in ejectment. If the Landlord shall acquire possession of the Demised Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a re-entry within the meaning of that word as used in this Lease.

28.	Miscellaneous.

The rights and remedies afforded the parties herein are not intended to be exclusive but as additional to all rights and remedies the parties would otherwise have by law. The captions preceding each of the numerical Articles and subparagraphs in this Lease are inserted only for the convenience of the parties and for reference purposes and in no way define, limit or otherwise restrict or have any legal effect whatsoever on any provision of this Lease. If any provision herein is adjudged invalid by any court or administrative agency, the remaining provisions shall remain in effect.

29.	Usage.

Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the same requires.

30.	Notice.

Any and all notices, consents, approvals, requests and other communications (collectively, “Notices”) required to be given or served by the terms and provisions of this Lease, either by Landlord to Tenant, or by Tenant to Landlord, shall be in writing and signed by the party giving the notice, or by a duly authorized officer or representative of a corporate party, and shall be given (a) by certified or registered mail, return receipt requested, and shall be deemed received when actually delivered; (b) by reputable overnight/express carrier, such as Federal Express, and shall be deemed received when actually delivered; or (c) by hand, and shall be deemed delivered upon receipt thereof. Notice on behalf of either party shall be addressed to that party at the address set forth below, or to such other address as that party hereafter shall furnish by such form of notice to the other party:

For the Landlord:

Mordo LLC

[__________]

[____________]

Attention: Luciano Morra

or to such person and address as Landlord or its successors or assigns shall instruct, and:

With a copy to:

Green & Sklarz LLC

One Audubon Street, 3rd Floor

New Haven, CT 06511

Attn: Mark G. Sklarz, Esq.

For the Tenant:

Periship Global LLC
75 South Clinton Avenue, #510

Rochester, NY 14604

Attention: Patrick White

With a copy to:

Harter Secrest & Emery LLP

1600 Bausch & Lomb Pl.

Rochester, NY 14604

Attn: Alexander McClean, Esq.

31.	Recordation.

In no event shall Tenant have the right to record this Lease and any such recording shall constitute an Event of Default.

32.	Heirs, Successors and Assigns.

This Lease shall inure to, and be binding upon, the respective heirs, executors, administrators, successors and assigns of the respective parties.

33.	Governing Law.

This Lease and all the provisions hereof shall be governed and interpreted under the laws of the State of Connecticut, without giving effect to conflicts of laws principles. Each party hereto irrevocably consents to the exclusive jurisdiction and venue of the courts located in New Haven County, Connecticut and of any federal court located therein in connection with any action or proceeding arising out of or relating to this Agreement and any document or instrument delivered pursuant hereto.

34.	Partial Invalidity.

If any provision of this Lease or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

35.	Liability of Landlord; Exculpation.

Neither Landlord, Landlord’s heirs, executors, administrators, successors, assigns, any persons or entities comprising Landlord, nor any agent of or successor in interest to Landlord (or to such person or entities) shall have any personal liability for any failure of Landlord or its agents to perform any term, covenant, or condition of this Lease applicable to Landlord. Tenant shall look solely to the Landlord’s interest in the Demised Premises or the then owner of said Demised Premises for the satisfaction of any remedies of Tenant in the event of a breach by Landlord or its agents of any of the Landlord’s obligations hereunder.

36.	Guaranty of Lease.

THIS LEASE IS SECURED BY THE GUARANTY OF VerifyMe, INC. ATTACHED HERETO and made an integral part hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have hereunto executed this Lease as of the date first above written.

Signed, Sealed and Delivered in the presence of:	LANDLORD: MORDO LLC

/s/ Mark G, Sklarz
Mark G, Sklarz	By:	/s/ Luciano Morra
Luciano Morra
/s/ Jason A. Marsh		Manager
Jason A. Marsh

TENANT: PERISHIP GLOBAL LLC

/s/ Margaret Rhoda	By:	/s/ Patrick White
Margaret Rhoda		Patrick White
Chief Executive Officer

/s/ Scott Mosley
Scott Mosley

[Notary Seal for Luciano Morra as Manager of MORDO LLC]

[Notary Seal for Patrick White as Chief Executive officer of PeriShip Global LLC]

SCHEDULE A

PROPERTY DESCRIPTION